Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that Mykrolis Corporation, a Delaware corporation (the “Corporation”), and each of the undersigned Officers and Directors of the Corporation, do hereby constitute and appoint Gideon Argov, Jean-Marc Pandraud, Bertrand Loy, and Peter W. Walcott, and each of them individually (with full power to each of them to act alone) as its and his true and lawful attorney-in-fact and agent, for and on its and his behalf and in its and his name, place and stead, in any and all capacities, to sign, execute and affix its and his seal thereto and file any documents referred to below:

1.	One or more Registration Statements on Form S-8 registering with the U.S. Securities and Exchange Commission an aggregate of up to 1,650,000 shares of the Common Stock, $0.01 par value per share, of the Corporation to be issued upon the exercise of options to acquire shares of the Common Stock, $0.01 par value per share, of the Corporation which options have been and will in the future be granted under the 2001 Equity Incentive Plan; together with an aggregate of up to 575,000 shares of the Common Stock, $0.01 par value per share, of the Corporation to be issued upon the exercise of options to acquire shares of the Common Stock, $0.01 par value per share, of the Corporation which options have been and will in the future be granted under the 2003 Employment Inducement and Acquisition Stock Option Plan; including any and all Pre-Effective and Post-Effective Amendments to any such Registration Statement, whether increasing the amount of securities for which registration is being sought or otherwise;

2.	Any Registration Statement, consent to service of process, or other document which may be required by state securities administrators or other regulatory authorities in order to qualify the securities to be registered as aforesaid, for sale in any state in which it is desired to offer such securities;

together with all exhibits and any and all documents required to be filed with respect to any of the foregoing with any regulatory authority, granting unto said attorney and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as it and he might or could do if personally present, hereby ratifying and confirming all its and his said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

SIGNATURE	TITLE	DATE

/S/ GIDEON ARGOV Gideon Argov	Chief Executive Officer and Director	December 17, 2004

/S/ C. WILLIAM ZADEL C. William Zadel	Chairman of the Board, Director	December 17, 2004

Power of Attorney for Form S-8 Registration Statement

/S/ MICHAEL A. BRADLEY Michael A. Bradley	Director	December 17, 2004

/S/ ROBERT E. CALDWELL Robert E. Caldwell	Director	December 17, 2004

Michael P.C. Carns	Director	December 17, 2004

/S/ DANIEL W. CHRISTMAN Daniel W. Christman	Director	December 17, 2004

/S/ THOMAS O. PYLE Thomas O. Pyle	Director	December 17, 2004